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EXHIBIT 11.   COMPUTATION OF EARNINGS PER COMMON SHARE

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                                  Column A     Column B    Column  C
                                 ___________   ________    _________

                                  Weighted                 Earnings
                                   Average                    Per
                                   Number                   Common
                                  Of Shares       Net        Share
                                 Outstanding    Income        B/A
                                 ___________   ________    _________

Years Ended December 31
1995...............................10,829,606  $ 28,803      $  2.66
1994...............................10,829,706    22,521         2.08
1993...............................10,829,706    18,645         1.72

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                                                         Years Ended December 31,
                                                    __________________________________
                                                   1995             1994           1993
                                               ____________     ____________   ____________

Computation of weighted average number of
 common and common equivalent shares
  Common shares outstanding beginning of
   the period                                   10,829,706       10,829,706     10,829,706
  Weighted average of the common shares
   purchased and retired or reissued                  (100)              --             --
                                               ____________     ____________   ____________
  Weighted average number of common shares      10,829,606       10,829,706     10,829,706
                                               ============     ============   ============

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Earnings per common share, common shares outstanding and weighted average common shares outstanding have been retroactively restated for additional shares issued as a result of a three for two stock split to stockholders of record as of December 18, 1995.